UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 10, 2006

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15241 Barranca Parkway, Irvine California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 10, 2006, the stockholders of Cortex Pharmaceuticals, Inc. (the “Company”), approved the Cortex Pharmaceuticals, Inc. 2006 Stock Incentive Plan (the “2006 Plan”) at the Company’s Annual Meeting of Stockholders. The Board of Directors had previously approved the 2006 Plan on March 30, 2006, subject to stockholder approval. The purpose of the 2006 Plan is to: (i) enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of its business largely depends; and (ii) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in its success and increased value. The 2006 Plan replaces the Company’s 1996 Stock Incentive Plan which will expire pursuant to its terms on October 25, 2006. No further grants will be made under the 1996 Stock Incentive Plan.

The 2006 Plan permits the following equity compensation awards: (i) incentive stock options, (ii) nonqualified stock options, (iii) restricted stock grants, (iv) unrestricted stock grants, (v) stock appreciation rights, (vi) stock payment awards and (vii) restricted stock units with or without dividend equivalents. Participants in the 2006 Plan may be granted any one of the above equity awards or any combination thereof, as determined by the Board of Directors or a committee of no fewer than two directors designated by the Board of Directors to administer the 2006 Plan. Under the 2006 Plan, the Company may issue and sell a maximum of 1,863,799 shares of common stock under all awards granted thereunder. Of such aggregate limit, the maximum number of shares of common stock that may be issued pursuant to (i) incentive stock options is 1,863,799 shares and (ii) restricted stock grants, unrestricted stock grants and restricted stock units is 500,000 shares. The maximum number of shares of common stock with respect to one or more awards that may be granted to any one participant during any calendar year is 1,000,000. The foregoing limitations are subject to adjustments to reflect any recapitalizations, stock splits, reverse stock splits, reclassifications, stock dividends or other changes in the capital structure of the Company occurring after March 30, 2006.

Any person who is an employee of, or a consultant or other service provider to the Company or any affiliate thereof, or any person who is a non-employee director of the Company is eligible to be designated by the administrator of the 2006 Plan to receive awards and become a participant under such Plan.

Currently, the Board of Directors has designated the Compensation Committee to administer the 2006 Plan. Subject to the express limitations of the 2006 Plan, the administrator will have the authority to interpret the 2006 Plan and to determine the persons to whom, and the time or times at which, awards may be granted, the number of shares, units or other rights subject to each award, the consideration to be received by the Company upon the exercise, base or purchase price of an award (if any), the time or times at which an award will become vested, exercisable or payable, the performance goals of an award, the duration of an award, and all other terms and conditions of an award under the 2006 Plan. The administrator of the 2006 Plan may prescribe, amend and rescind rules and regulations relating to the 2006 Plan, subject to certain limitations. All interpretations, determinations and actions by the administrator in good faith shall be final, conclusive and binding upon all parties. Additionally, the administrator may delegate to one or more officers or directors of the Company the ability to grant and determine terms and conditions of awards under the 2006 Plan to certain employees and consultants of the Company.

The 2006 Plan provides that in order to preserve a participant’s rights in the event of certain transactions constituting a change in control of the Company, the administrator shall have the discretion to provide in each award agreement the terms and conditions that relate to the vesting of such award in the event of a change in control of the Company and the assumption of such awards or the issuance of comparable securities under an incentive program in the event of such occurrence. The terms and conditions of each award agreement may vary. All outstanding option and stock appreciation rights will terminate and cease to be exercisable upon the consummation of a change in control except to the extent that the options or stock appreciation rights are assumed by a successor entity (or parent) pursuant to the terms of such transaction.

The 2006 Plan also provides that each non-employee director (other than those who serve on the Board of Directors to oversee an investment in the Company) shall be automatically granted (i) nonqualified options to purchase up to a maximum of 30,000 shares of common stock upon commencement of service as a director of the Company, and (ii) nonqualified options to purchase up to a maximum of 25,000 shares of common stock at each annual meeting of the Company’s stockholders (including any meeting coincident with the commencement of service as a director, the “Annual Director Options”). The number of nonqualified options to be granted to non-employee directors of the Company shall be determined by the administrator, subject to the maximums detailed above. If deemed appropriate by the administrator, each director of the Company who is not an employee or executive officer of the Company and who serves on the Board of Directors to oversee an investment in the Company, may be granted nonqualified options to purchase shares of common stock upon the terms and conditions determined by the administrator. The administrator determined not to grant any Annual Director Options to the members of the Board of Directors for the 2006 Annual Meeting of Stockholders.

The 2006 Plan will terminate on March 30, 2016, the tenth anniversary of the date of its adoption by the Board of Directors. However, the Board of Directors may, in its discretion, terminate the 2006 Plan at an earlier date.

The foregoing description of the 2006 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2006 Plan, a copy of which is filed as Exhibit 10.94 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	10.94	Cortex Pharmaceuticals, Inc. 2006 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

Date: May 11, 2006	/s/ Maria S. Messinger
Maria S. Messinger
Vice President, Chief Executive Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.94	Cortex Pharmaceuticals, Inc. 2006 Stock Incentive Plan.